UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 26, 2004

JED Oil Inc.

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	333-111435 (Commission File Number)	n/a (IRS employer identification no.)
Suite 2600, 500 – 4th Avenue S.W. Calgary, Alberta, Canada	T2P 2V6
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(403) 537-3250
(403) 294-1197 (fax)

Item 5. Other Events and Regulation FD disclosure.

On April 27, 2004 we issued a press release announcing the expiration of lock up agreements between Gilford Securities Incorporated, the managing underwriter of our initial public offering and holders of 6,662,418 shares of common stock who are not officers, directors or 5% or greater shareholders of JED Oil Inc.

Item 7. Financial Statements and Exhibits

(c) Exhibits
Exhibit No.	Description
7.1	Press release issued April 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2004	JED Oil Inc. (Registrant)
/s/ Bruce A. Stewart
Bruce A. Stewart Chief Financial Officer (Principal Financial and Accounting Officer)